ASSIGNMENT AND ASSUMPTION OF LEASE

      THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made this 14th day of January, 2005, by and between LMB AUBURN HILLS I, LLC, an Ohio limited liability company ("Assignor"), having an address of 2631 Erie Avenue, Suite 21, Cincinnati, Ohio 45208, and AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, and AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company (as tenants-in-common together collectively referred to as, "Assignee"), having an address of 1300 Wells Fargo Place, 30 Seventh Street East, St. Paul, Minnesota 55101.

                      W I T N E S S E T H:

      WHEREAS, Assignor is the owner of certain real property located at 3960 Baldwin Road, Auburn Hills, Oakland County,
Michigan (the "Property") as further described on Exhibit A attached hereto and made a part hereof;

      WHEREAS,  Assignor  has  leased the  Property  to  Sterling
Jewelers Inc., a Delaware corporation ("Sterling"), pursuant to that certain Lease Agreement dated April 28, 1999 (hereinafter referred to as, the "Lease"); and

      WHEREAS, Assignor desires to assign its right, title and interest in and to the Lease to AEI Income & Growth Fund XXI Limited Partnership, an undivided forty percent (40%) interest as a tenant in common; and AEI Income & Growth Fund 25 LLC, an undivided sixty percent (60%) interest as a tenant in common, and Assignee desires to assume Assignor's right, title and interest in and to the Lease;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

      1. Assignment. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the date first above written (the "Effective Date"), all of Assignor's right, title and interest in and to the Lease.

      2. Acceptance of Assignment and Assumption. Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to be bound by and perform all of Assignor's obligations and liabilities to be performed and/or occurring under the Lease on or after the Effective Date, including, without limitation, the obligations for return of security deposits as provided in the Lease and/or required by law, and any and all obligations for any and all leasing commissions, brokerage fees and similar payments which become due and payable after the Effective Date, including, without limitation, any and all leasing commissions, brokerage fees and similar payments which become due and payable in connection with the exercise of any option or right under the Lease.

      3. Indemnification. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

           (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on or after the Effective Date.

     4. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Retained Rights. Assignee hereby agrees that Assignor may, at Assignor's election and expense, proceed at law or equity to collect any delinquent rents accruing under the Lease prior to the Effective Date. Assignor hereby agrees that Assignee shall have no obligation to collect any rent due prior to the Effective Date under the Lease; provided, however, that in the event Assignee is paid rent from a tenant that has delinquent rent accruing prior to the Effective Date, and such payment is in excess of current rent due and payable under the Lease and any collection costs incurred by Assignee to collect such rents, then Assignee agrees to pay such excess amount to Assignor as soon as reasonably practicable after the date of receipt by Assignee.

     6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



[The  remainder of this page has been intentionally  left  blank.
Signature              pages             to              follow.]
      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the day and year first set forth above.

ASSIGNOR:                LMB AUBURN HILLS I, LLC,
                         an Ohio limited liability company

                         By:  /s/ Lloyd Bernstein
                         Name:    Lloyd Bernstein
                         Title:   Sole Member & President


STATE OF OHIO            )
                         ) ss.
COUNTY OF HAMILTON       )

      The foregoing was acknowledged before me this 7th day of January, 2005, by Lloyd Bernstein, the Sole Member and President of LMB Auburn Hills I, LLC, an Ohio limited liability company, for himself and for LMB Auburn Hills I, LLC.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

                              /s/ Thomas Jay Sherman
                                    Notary Public



[notary seal]

ASSIGNEE:                     AEI INCOME & GROWTH FUND XXI
                              LIMITED PARTNERHSIP,
                              a Minnesota limited partnership

                              By:  AEI FUND MANAGEMENT XXI, INC.,
                                   a Minnesota corporation, its
                                   General Partner



                              By:  /s/ Robert P Johnson
                              Name:    Robert P Johnson
                              Title:   President


                              AEI INCOME & GROWTH FUND 25 LLC,
                              a Delaware limited liability
                              company

                              By:  AEI FUND MANAGEMENT XXI, INC.,
                                   a Minnesota corporation, its
                                   Managing Member


                              By:  /s/ Robert P Johnson
                              Name:    Robert P Johnson
                              Title:   President


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

      The foregoing was acknowledged before me this 14th day of January 2005, by Robert P. Johnson, in his capacity as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the general partner of AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its board of directors on behalf of the corporation.

      IN TESTIMOMNY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                         /s/ Jennifer L Schreiner
                               Notary Public

[notary seal]


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

      The foregoing was acknowledged before me this 14th day of January, 2005, by Robert P. Johnson, in his capacity as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the Managing Member of AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation.


      IN TESTIMOMNY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                         /s/ Jennifer L Schreiner
                             Notary Public
My Commission Expires:
1/31/05                           [notary seal]






                            EXHIBIT A


Real property in County of Oakland, State of Michigan, described as follows:

Parcel 1:

A part of the Northwest 1/4 of Section 5, town 3 north, range 10 east, City of Auburn Hills, Oakland County, Michigan, being more particularly described as: Commencing at the West 1/4 corner of said Section 5; thence North 85 degrees 35 minutes 59 seconds East, 1317.14 feet along the East-West 1/4 line of Section 5 to the Northwest corner of Lake Angelus Subdivision, as recorded in Liber 48, page 10 of Plats, Oakland County Records; thence North 85 degrees 40 minutes 31 seconds East, 106.07 feet along the
North line of said Lake Angelus Subdivision and following the East-West 1/4 line to a point on the East line of Baldwin Road as widened; thence North 02 degrees 16 minutes 14 seconds West, 1038.22 feet along said East line to the point of beginning; thence continuing along said East line North 02 degrees 16 minutes 14 seconds West 145.35 feet; thence North 87 degrees 43 minutes 46 seconds East, 227.50 feet; thence South 02 degrees 16 minutes 14 seconds East, 151.95 feet; thence South 87 degrees 43 minutes 46 seconds West 205.50 feet; thence along a curve to the right 23.29 feet, said curve having a radius of 40.00 feet, central angle of 33 degrees 22 minutes 01 seconds and a long chord bearing of North 75 degrees 35 minutes 13 seconds West,
22.97 feet to the point of beginning,

Parcel 2:

Including the benefit of the easements set forth in the Master Declaration of Easements and Restrictions recorded in Liber 17340, page 136, Oakland County Records, as modified by (i) the First Amendment recorded in Liber 18559, page 572, Oakland County Records, and (ii) the Second Amendment recorded in Liber 19342, page 502, Oakland County Records.

Parcel 3:

Also, together with an easement for ingress and egress (shared drive) as disclosed in Warranty Deed recorded in Liber 20572, page 717, Oakland County Records.

APN:  14-05-176-009



                                 LEASE AGREEMENT



     This Lease Agreement is made and entered into as of the 29th day of April, 1999, by and between LMB Auburn Hills I, LLC, ("Landlord"), whose address for the purpose of this lease is 2631 Erie Avenue, Suite 21, Cincinnati, Ohio 45208, and Sterling Jewelers Inc. ("Tenant"), a Delaware corporation, whose address for the purpose of this Lease is 375 Ghent Road, Akron, Ohio 44333.


                                    RECITALS


     A. Landlord is the owner of or has the right to acquire certain premises pursuant to that certain Purchase and Sale Agreement between Landlord and Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership ("Taubman") located in the City of Auburn Hills, State of Michigan consisting of approximately 35,000 square feet and more particularly described in Exhibit A hereto ("Premises").

     B. Tenant desires to have Landlord construct on the Premises according to ; Tenant's specifications and in accordance with plans to be agreed to between Tenant and Landlord ("Approved Plans"), a building of approximately 5,800 square feet ("Building").

     C. Landlord has agreed to pay for construction of the Premises and Building, including any enhancements of change orders requested by Tenant to the Approved Plans and tenant improvements within the Premises and Building according to the Approved Plans (the Building and such tenant improvements being hereafter collectively referred to as the "Improvements") in the sum of the Allowance.

     D. Tenant desires to have Landlord cause the construction of the Improvements and make payment for such construction only up to the amount of the Allowance.

     E. Tenant hereby acknowledges that it assumes all risks with respect to the correctness and adequacy for its need of the construction and Improvements based on the Approved Plans.

     F. The Tenant recognizes that this Lease is intended to be a triple net lease and .agrees to assume not only the obligations as set forth in the Lease Agreement, but all obligations with respect to the operation, maintenance, reconstruction and payment of any and all sums necessary to satisfy those conditions and any other conditions that may be imposed by any governmental agency, except to the extent set forth in this Lease.



                                   WITNESSETH

     In consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. PREMISES. Landlord does hereby demise and lease unto Tenant, and Tenant does lease and take from Landlord the Premises, the Building and the Improvements. Landlord and Tenant hereby acknowledge and agree that all rentals payable by Tenant under this Lease are not calculated on the basis of the square footage of the Premises or Building or number of parking spaces on the Premises, and amounts payable by Tenant under the Lease shall not be adjusted regardless of any deviations in actual square footage of the Premises or Building or number of parking spaces from the amounts set forth above. Landlord shall, at its sole cost and expense and out of its own funds which are not included in Exhibit B and which shall not be subject to recoupment under Section 5B or otherwise (hereinafter referred to as Non-Allowance Dollars"), obtain from Taubman, for the benefit of Tenant, a license for ingress and egress to Ring Road, and shall construct, at its sole cost and expense with Non-Allowance Dollars, a temporary access road across adjacent property to the east of the Premises (" Adjacent Property"), such license and temporary road to be continuing until such time as a permanent cross-access to Ring Road, across the Adjacent Property , has been constructed.

     2. COMMENCEMENT OF TERM. The term of this Lease (the "Term ") shall commence on the date (the "Commencement Date") which is the earlier to occur of (a) the date of Tenant's opening of Tenant's business from the Premises to the public, or (b) ninety (90) days after Landlord's delivery of the Building to Tenant. The Commencement Date is contingent upon Landlord's attainment of any and all approvals, other than governmental approvals, which may be required pursuant to any third party agreement as to which Landlord is bound as a result of Landlord's ownership of the Premises. Landlord shall deliver the Premises no later than November 1, 1999. If Landlord cannot deliver the Premises by November 1, 1999 (which date shall be extended on a day-for-day basis to the extent of any delays in delivery resulting solely from the occurrence of any "Force Majeure Events," as defined herein below, and/or resulting from the acts or omissions of Tenant and/or any of its employees, agents, representatives and/or contractors), and Tenant has not opened for business from the Premises, Tenant may cancel this Lease on sixty (60) days written notice to Landlord, provided that if such delivery occurs within such sixty (60) day .period, such termination shall be nullified and this Lease shall continue in full force and effect.

     3.   TERM

          A. INITIAL TERM. The initial Term of this Lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the calendar month, which includes the twentieth (20th) anniversary of the Commencement Date.


          B. OPTION TO RENEW. Provided Tenant is not in default in the performance of any of the material terms, covenants and conditions of this Lease, Tenant shall have the option to renew this Lease for two (2) successive five (5) year periods (collectively, the "Option Terms" and individually an "Option Term") commencing on the day following the end of the then applicable Term, upon all the applicable terms, covenants and conditions set forth herein, except that monthly Base Rent payable during each Option Term shall be ninety percent (90%) of the then fair market monthly rental value of the Premises as of the commencement of such Option Term, provided that in no event shall the Base Rent be adjusted as of the commencement of an Option Term to an amount less than the Base Rent in effect immediately prior to such Option Term. The fair market rental value of the Premises shall be determined by mutual consent of the Tenant and Landlord, provided, however, that if Tenant and Landlord fail to mutually agree upon the fair market rental value of the Premises, at or prior to nine months before the commencement of the Option Period, then Tenant and Landlord shall each select an M.A.I. Appraiser, and the two appraisers shall mutually select a third appraiser, each to make an independent determination of the fair market retail value of the Premises, utilizing the then current rental rates for similar properties within a five (5) mile radius of the subject property , and each to submit such determinations to Tenant and Landlord no later than six months prior to commencement of the Option Period. The fair market rental value shall be the average of the amounts submitted by each of the three (3) M.A.I. Appraisers, and such rate shall be the new base rental rate for the Option Period. Costs and expenses of the three appraisers shall be divided and paid equally as between Landlord and Tenant. Within ten (10) days after receipt of the fair market rental value, Tenant may elect to terminate its exercise of the option to extend by giving written notice to Landlord. The option to renew the Term pursuant hereto shall be conditioned upon Tenant's giving Landlord written notice of its election to renew not less than one (1) year prior to the expiration of the then applicable Term. Should Tenant fail to exercise the option to renew the Term hereof as hereinabove provided, Tenant shall have no right thereafter to renew the Term of this Lease. References in this Lease to tile "Term " shall be deemed to mean the initial Term of this Lease as extended by the Option Terms, as applicable.

     4.   RENT

          A. BASE RENT. Tenant agrees to pay to Landlord at the office of Landlord or at such other place as may be designated by Landlord for each month of the Term, monthly base rent ("Base Rent") as follows:

     Years                  Monthly Amount                Annual Amount

     1-5                      $19,416.67                    $233,000,00
     6-10                     $21,358.33                    $256,300.00
     11-15                    $23,494.17                    $281,930.00
     16-20                    $25,843.58                    $310,123.00


Said Base Rent shall be payable monthly in advance on the first day of each calendar month without prior notice, demand, offset, abatement or deduction, except as specifically provided to the contrary in this Lease. Tenant shall pay prorated daily Base Rent for any portion of a month if the Commencement Date begins after the first day of the month.

          B. LATE FEE. If Tenant fails to pay when the same is due any Base Rent or Additional Rent, the unpaid amounts shall bear interest at the "Interest Rate" (as hereinafter defined) from the date the unpaid amount was initially due, to and including the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Base Rent or Additional Rent will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, without limitation, administrative and collection costs and processing and accounting expenses. Accordingly, if any installment of Base Rent or Additional Rent is not received by Landlord from Tenant within ten (10) days after notice of nonpayment, Tenant shall immediately pay to Landlord a late charge (the "Late Charge") equal to three percent (3% ) of the delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Upon accrual, all such late charges shall be deemed Additional Rent. As used in this Lease, the "Interest Rate" shall mean the lesser of (i) the rate per annum equal to the prime rate of interest published in the Wall Street Journal from time to time as the base rate of corporate loans at large U .S. money center banks, plus two percent (2% ), or (ii) the maximum lawful rate.

          B. ADDITIONAL RENT. Except as specifically provided to the contrary in this Lease, any sums of money or charges to be paid by the Tenant pursuant to the provisions of any other sections of this Lease other than Base Rent shall be deemed to be" Additional Rent" whether or not so designated pursuant to this Lease and shall be payable without offset, abatement or deduction, except as specifically provided in this Lease. Tenant's obligation for payment of "Taxes" pursuant to Paragraph 7 below, "Landlord's Insurance Costs" pursuant to Paragraph 8 below, and "Landlord's Common Costs" pursuant to Paragraph 10B below are collectively referred to herein as "Tenant's Recurring Additional Rent". Tenant shall pay to Landlord or to applicable third party , as the case may be, Tenant's Recurring Additional Rent within ten (10) days after receipt of notice from Landlord or the applicable third party delivered to Tenant stating the amounts to be paid, together with a copy of the applicable invoice and/or statement requiring said payment to be made. Evidence of said payment shall be delivered by Tenant to Landlord at the same time said payment is made by Tenant.


     5    COSTS OF CONSTRUCTION.

          A. ALLOWANCE Landlord shall pay for the construction of the Premises and Improvements in the aggregate amount ("Allowance"), without regard to specific line items of the Budget attached hereto as Exhibit B ("Budget"). Those line items on the Budget identified as "Hard Costs" shall be constructed pursuant to one or more construction contracts entered into between Landlord and its subcontractors. A copy of each such contract shall be provided to Tenant. Tenant shall have the right to approve all such contracts, which approval shall not be unreasonably withheld. Tenant's approval or disapproval, as the case may be, shall be delivered to Landlord within ten (10) days after receipt. Landlord's obligations with respect to the access road as provided in Section 1 and Utilities as provided in Section 9 shall be paid for by Landlord and shall not count towards the Allowance.

          B. EXPENSES IN EXCESS OF ALLOWANCE. To the extent landlord has complied with the notification provisions of this paragraph B, Tenant shall pay all expenses (except those expenses that are to be paid for by Landlord out of Non- Allowance Dollars) incurred by Landlord in connection with the construction of the Premises and Improvements, if any, which are in excess of the Allowance.

               (1) Tenant shall be obligated to pay any excess expenses identified on the Budget as "Hard Costs," only if Landlord has, not less than two (2) working days prior to incurring such expense, notified Tenant in writing ("Change Notice") of the reason for such increase and Tenant has failed to object as hereafter provided.

                    (a) If within two (2) business days after receipt of a Change Notice Tenant gives to Landlord written notice of an objection to the increase referred to in the Change Notice ("Disapproval Notice"), Tenant and Landlord shall within forty-eight (48) hours thereafter meet and confer, whether by telephone or in person, for the purpose of resolving Tenant's disapproval. In the event Tenant and Landlord are not able to agree to the increase contained in the Change Notice, Landlord shall then have the option to either (i) not incur the expense set forth in the Change Notice, or (ii) incur the expense and submit the matter to arbitration in accordance with paragraph D of this Section 5.

                    (b) The notification provisions and Tenant's right to object to an increase shall not apply to any unanticipated expense contemplated and governed by the terms of any Construction Contract or any change order which is less than Five Hundred Dollars ($500.00) in amount and which, in the reasonable judgment of Landlord, must be approved in the field, without sufficient time to give advance notice to Tenant, to avoid undue delays in construction or cost increases.


               (2) Tenant shall not be responsible for any expenses in excess of the Allowance which result from Landlord's failure to exercise such diligence in connection with the construction of the Premises as would be usually and customarily exercised by a real estate developer performing services similar to those provided by Landlord under this Lease Agreement.

               (3) In the event any Lender providing construction financing to Landlord in connection with the construction of the Premises and Improvements ("Lender") shall give written notice to Landlord that the Lender anticipates the total cost of construction of the Premises and Improvements will exceed the Allowance and that, as a condition of further funding of the construction, certain expenses set forth on the Budget must be paid for in full or in part by Landlord, such payment shall be deemed an expense in excess of the Allowance and Tenant shall be obligated to pay such amount.

               (4) Any excess expenses for which Tenant is obligated under this Section 5B shall be paid by Tenant to Landlord within thirty
(30) calendar days after receipt by Tenant from Landlord of an invoice therefore. The invoice for any excess payment required pursuant to
Section 5B(1) above shall be accompanied by a copy of each Change Notice to which such payment applies. The invoice for any excess payment required by Section 5B(3) above shall be accompanied by a copy of the written demand from the Lender .

          C.     ALLOWANCE  IN  EXCESS  OF  ACTUAL  EXPENSES.       Upon
completion of the construction of the Premises and Improvements, Landlord shall as soon as reasonably practicable determine the costs and expenses actually incurred by Landlord for construction of the Premises and Improvements ("Final Costs"). Landlord shall provide to Tenant a copy of its determination of Final Costs, in the Same format as the Budget, and shall make available for Tenant's review, all invoices, receipts, bids, orders, and other documentation evidencing the Final Costs. If the Final Costs are less than the Allowance, Landlord shall pay the difference to Tenant on the later to occur of: (i) fifteen (15) ..days after funding of permanent financing for the construction of the
Premises   and  Improvements,  or  (ii)  thirty  (30)  days  after   the
Commencement Date. Provided, however, that if payment is not made by Landlord within thirty (30) days of the Commencement Date, said payment shall thereafter accrue interest for the benefit of Tenant at the then-existing "Prime Rate" published by the Wall Street Journal.


          D.     DISPUTES.       Landlord  and  Tenant  agree  that  all
disputes arising out of this Section 5 shall be decided by binding arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to this Lease and with the American Arbitration Association and may be made at any time by either party but not sooner than ten (10) calendar days after the party electing arbitration has given to the other party written notice setting forth the amount of payment acceptable to such noticing party ("Settlement Offer"). The award rendered by the arbitrator or arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The prevailing party in any such arbitration preceding shall be the party whose last written Settlement Offer given prior to commencement of the arbitration proceeding, was closest to the actual award. The prevailing party shall be entitled to recover from the other all costs of arbitration, including attorneys fees.

     6.   TENANT CONSTRUCTION AND ALTERATIONS.

          A. ALTERATIONS. Tenant, at Tenant's sole cost and expense, during the Term of this Lease, may make such nonstructural alterations, improvements and or additions (collectively, "Alterations") to the interior of the Premises it deems appropriate, provided that (i) the structural integrity of the Premises or Building shall not be affected or diminished; (ii) the value of the Premises or Building is not thereby diminished; (iii) the exterior appearance (including the store front) of the Premises and Building is not thereby materially altered or changed; and (iv) such Alterations are in compliance with Applicable Law. In all other instances except as provided hereinbelow in Paragraph 6B, Tenant shall secure prior written approval and consent of Landlord before making any Alterations, which consent shall not be unreasonably withheld by Landlord. At the time Landlord's approval of any Alterations is sought, Tenant shall submit to Landlord plans and specifications for such work, together with a statement of the estimated costs of such work. All such Alterations shall be completed in a good and workmanlike manner, diligently prosecuted to completion, with first-class materials, in accordance with all applicable federal, state and local laws, rules, regulations, codes, ordinances and other requirements (collectively, "Applicable Laws"), including, without limitation, Applicable Laws respecting access and use by disabled persons. Tenant shall make no Alterations whatsoever to the exterior of the Building or exterior portions of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Upon termination of this Lease, any Alterations made by Tenant shall remain a part of the Premises and be surrendered therewith. Notwithstanding whether prior written approval is required from Landlord with regard to any modifications that are to be made, Tenant shall provide notice of the nature of any and all material modifications or alterations made to the Premises or Tenant Improvements located thereon.

          B. INITIAL TENANT IMPROVEMENTS. Upon the date Landlord notifies Tenant of Landlord's delivery of possession of the Building to Tenant, Tenant may to the extent not already completed by Landlord, undertake the Improvements to the Premises which are required to adapt it to Tenant's use. Provided however, that such Improvements shall be in accordance with the Approved Plans and shall be in compliance with such Applicable Laws. Any and all change orders, which involve appearance or structural changes from the Approved Plans, shall require the approval of Landlord, which shall not be unreasonably withheld. If said approval, or disapproval which specifies the items and reasons for which Landlord is objecting, is not received by Tenant within five (5) business days after receipt of said changes by the Landlord, Tenant may deem the changes approved and proceed. Tenant shall be responsible for obtaining any and all permits required for the commencement of such construction and occupancy of the areas upon completion thereof. Tenant agrees that any and all construction will be done in a good and workmanlike manner, diligently prosecuted to completion, and in accordance with all
Applicable Laws and the approved plans therefor. During the course of construction of the Tenant Improvements and any subsequent permitted Alterations pursuant to Paragraph 6A above, Tenant or its contractor shall maintain in effect a policy of "builder's all risk" insurance covering such work, in such form and amounts, and such other insurance, as may be reasonably required by Landlord. Following completion of the Tenant Improvements and any subsequent permitted Alterations pursuant to Paragraph 6A above, Tenant shall (i) record a notice of completion in accordance with Applicable Laws, if applicable, and (ii) deliver to Landlord a set of ''as built" plans and specifications for the Premises. Except for the negligent acts of Landlord, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any loss, damage, claim, liability or expense (including, without limitation, attorneys' fees and expenses) whatsoever in connection with the performance of such Tenant Improvements or Alterations construction work and if Landlord shall be named as a party of any litigation brought as a result of any acts or omissions of Tenant relating to said construction, Tenant agrees to likewise indemnify, defend and hold harmless Landlord in such action and reimburse Landlord for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Landlord in connection therewith.

          C. LANDLORD'S INDEMNITY AND WARRANT. Landlord represents and warrants that to Landlord's actual knowledge as of the date of this Lease, the Premises does not contain any "Hazardous Substances" (as hereinafter defined) at such levels as would interfere with Tenant's operation of its business from the Premises for its intended use or as would constitute a violation of Applicable Laws.

     7    TAXES AND ASSESSMENTS. Tenant shall pay prior to delinquency and show evidence of said payment, in accordance with Paragraph 4C above, and this Paragraph 7, any "Taxes and Assessments" (as hereinafter defined) accruing during the Term hereof with respect to the Premises (which for purposes of this Paragraph 7 shall be deemed to include the land of the Premises and the improvements located upon such land, including, without limitation, the Building). Any Taxes and Assessments payable for the partial tax years of the first and last Lease Years of the Term shall be prorated based on the ratio that the total number of days in such Lease Year bears to the total number of days in the tax year. As used herein, the term "Lease Year" shall be defined as each twelve (12) month period commencing on the


Commencement Date and each anniversary of the Commencement Date, except that the last Lease Year shall end on the last day of the calendar month which includes the twentieth (20th) anniversary of the Commencement Date or the last day of the calendar month of any option period which is exercised by the Tenant in accordance with the terms of this Lease. As used herein, the term "Taxes and Assessments" shall include all general and/or special real property and improvement taxes, any for-in of assessment, reassessment, special assessment, license fee, license tax, business license tax, commercial-rental tax, in-lieu tax, possessory interest tax, levy , charge, penalty or similar imposition whatever or at all imposed by any authority having the power to tax, including any city , county, state or federal government, or any school, street, storm-
drain,   sidewalk,  community-facility  ,  park-and-ride,  agricultural, lighting, drainage and other improvement or special assessment district thereof, or any agency or public body, upon or against the Premises and/or any legal or equitable interest of Landlord in the Premises, including but not limited to the following: (a) any assessment,
reassessment,  tax,  fee,  levy  or  charge  in  addition  to,   or   in
substitution, partially or totally of, any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants (it being the intention of Tenant and Landlord that all such new and increased assessments,
reassessments,  taxes,  fees,  levies  and  charges  and   all   similar
assessments, reassessments, taxes, fees, levies and charges imposed now or hereafter be included within the definition of real property taxes for the purposes of this Lease); (b) any assessment, tax, fee, levy or charge allocable to or measured by the area of all or any part of the Premises or the rent payable with respect thereto; (c) any assessment, tax, fee, levy or charge upon leasing transactions involving Tenant with respect to all or any part of the Premises; (d) any assessment or reassessment related to any change of ownership, limited, however, to one (I) time per each ten (10) years of the herein Lease term, of any interest  in  the  Premises or portion thereof held by Landlord  or  any addition or improvement to the Premises or a portion thereof, or any other assessment levied on the Premises and attributed to the Premises. Taxes and Assessments shall not include Landlord's federal, state or local income, franchise, inheritance or estate taxes. In addition to the
foregoing,   Tenant  shall  pay,  prior  to  delinquency,   all   taxes,
assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other
personal  property  in,  on  or  upon  the  Premises.  Any  tax   bills,
statements, or assessments for such taxes shall be forwarded by Landlord to Tenant, or Landlord shall cause the taxing agency or entity to send such tax bills,. statements, or assessments directly to Tenant and Tenant shall make payment of all amounts directly to the taxing agency or entity on or before the due date therefore. Notwithstanding the foregoing, if Tenant fails to make such payment on a timely basis, Landlord may make such payment and any interest or penalties due thereon. In such event, Tenant shall after written notice to Tenant of the amount paid by Landlord, reimburse Landlord for such amount on or before the due date for the next payment of Base Rent. The reimbursement amount shall be deemed additional rent payable by Tenant.

     8.   INSURANCE.

          A. LANDLORD'S INSURANCE. Tenant shall pay to Landlord within ten (10) days of receipt of a written demand from Landlord in accordance with Paragraph 4C above, and this Paragraph 8, all premiums for insurance maintained by the Landlord for the Premises and/or the Building or Tenant Improvements (collectively, "Landlord's Insurance Costs"). The insurance required to be maintained hereunder by the Landlord (the cost of which shall be included in Landlord's Insurance Costs) includes the following:

               (1) HAZARD INSURANCE. Insurance against loss or damage to the Building and other improvements upon the Premises by fire and extended coverage and from such other hazards may be covered by a form of "all-risk" insurance then in effect together with coverage of earthquake, hurricane, and flood, all in an amount sufficient to cover full replacement cost (without depreciation) of the Building and other improvements and to prevent any co-insurance provision from becoming effective, but in any event not less than ninety percent (90%) of the then insurable value of the Building and other improvements, and including insurance with respect to not less than twelve (12) months loss of rental income with respect to the Premises and other leasable area within the Building. Tenant shall be named as an additional insured under such policy, as and to the extent its interest may appear .

               (2) PUBLIC LIABILITY Commercial general liability insurance, on an" occurrence basis", against claims for personal injury, bodily injury, death, property damage and contractual liability covering the indemnity obligations of Landlord under this Lease, occurring in or about the Premises. Such insurance shall afford minimum protection of Two Million Dollars ($2,000,000.00) combined single limit. Tenant shall be named as additional insured under such policy, as and to the extent its interest may appear.


               (3) GENERAL. If by reason of changed economic conditions the insurance coverages and/or amounts referred to above become inadequate, as reasonably determined by the Landlord, the Landlord may obtain additional coverages and/or increase the amount of such insurance to such amount, as it deems proper. Certificates of Insurance shall be delivered to the Tenant upon request. Notwithstanding anything to the contrary contained herein, Landlord's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded thereunder will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies. Provided further, that in the event of coverage under any such blanket policies, Landlord's Insurance Costs shall include a reasonable proration of the cost of such blanket policy. Notwithstanding the foregoing, Tenant shall have the right to provide such coverage as long as such coverage is acceptable to Landlord.

          B. TENANT'S INSURANCE. Tenant shall, at its sole cost, maintain in effect during the Term of this Lease the following insurance coverages. Prior to Tenant being able to elect the option to self insure under any of the provisions of this Paragraph B, Tenant shall submit to Landlord financial documentation which Landlord shall use to obtain an opinion by Landlord's own insurance experts to determine whether or not the Tenant has adequate net worth in order to be allowed to self insure. Tenant shall submit said financial information on an annual basis (or as reasonably required by Landlord but not to exceed once per year) for the purposes of determining Tenant's ability to self-insure the risks as provided for under this Paragraph 8B.

               (1) HAZARD INSURANCE. Insurance against loss or damage to Tenant's personal property and equipment upon the Premises by fire and extended coverage and from such other hazards as may be covered by a form of "all risk" insurance then in effect, all in an amount sufficient to cover full replacement cost (without depreciation) thereof and to prevent any co-insurance provision from becoming effective. Tenant shall have the right to self-insure the foregoing risk providing that at any time Tenant is self -insured, Tenant shall maintain a Standard & Poor's debt rating of 'BB' or higher .

               (2) PUBLIC LIABILITY Commercial general liability insurance, on an "occurrence basis", against claims for personal injury, bodily injury, death, property damage and contractual liability covering the indemnity obligations of Tenant under this Lease, occurring in or about the Premises. Such insurance shall afford minimum protection of Two Million Dollars ($2,000,000.00) combined single limit. Landlord and any lender or ground lessor to Landlord shall each be named as an additional insured under such liability policy. Tenant shall have the right to self-insure the foregoing risk.

               (3) WORKER'S COMPENSATION. Worker's compensation coverage in an amount adequate to comply with Applicable Laws; and employer's liability coverage with a limit of not less than One Million Dollars ($1,000,000.00), with waiver by Tenant's insurer of any right of subrogation against Landlord by reason of any payment pursuant to such coverage. Tenant shall have the right to self- insure the foregoing risk.

               (4) GENERAL. If by reason of changed economic conditions the insurance coverages and/or amounts referred to above become inadequate, as reasonably determined by the Landlord, the Landlord may require that Tenant obtain additional coverages and/or increase the amount of such insurance to an amount consistent with such changed economic conditions and consistent with other similarly situated retail tenants in the Auburn Hills area. All policies of insurance required of Tenant herein shall be issued by insurance companies with a general policy holder's rating of not less than" A " and a financial rating of not less than "VIII", as rated in the most current available "Standard & Poor's Rating Handbook", and which are qualified to do business in the state where the Premises is located. Tenant's policies of insurance pursuant hereto shall be written as primary policies, and not contributing with respect to any insurance maintained by Landlord. Certificates evidencing the insurance required to be maintained by Tenant pursuant hereto shall be delivered to Landlord prior to the Tenant's entry upon the Premises and thereafter not less than thirty
(30) days prior to the expiration of the term of each policy. All policies of insurance maintained by Tenant must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. Notwithstanding anything to the contrary contained herein, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance, provided, however, that the coverage afforded thereunder will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

     9. UTILITIES. Landlord shall, at its sole cost and expense and out of Non- Allowance Dollars, obtain such utility easements from adjoining property owners and extend to the perimeter of the Premises, such utilities as may be necessary to provide the utility services required for the Premises. Tenant shall pay before delinquency all charges for water, gas, heat, electricity , power, telephone service, sanitary sewer (including cleaning), and other similar charges incurred by Tenant with respect to and during its lease of the Premises, including, without limitation, any hook-up or installation fees in connection therewith (not including Landlord's obligation to extend the proper utilities to the Premises). Landlord shall forward all bills, statements or assessments for utilities to Tenant or shall cause any such utility to send bills, statements or assessments directly to Tenant. Tenant shall make all payments directly to the utility .Any such amounts not timely paid by Tenant may be paid by Landlord plus any interest or penalty thereon. In such event, Tenant shall after written notice to Tenant of the amount paid by Landlord, reimburse Landlord for such amount on or before the due date for the next payment of Base Rent. The reimbursement amount shall be deemed additional rent payable by Tenant.

     10.  MAINTENANCE AND REPAIR OF PREMISES.

          A. TENANT'S OBLIGATIONS. It is understood and agreed that this is a triple net lease by which Tenant has the obligation to repair, replace and maintain in good order and condition the Premises and all Tenant Improvements to be constructed thereon during the term of the Lease without the obligation of Landlord to contribute any sums whatsoever towards compliance therewith. Tenant shall repair, replace and maintain in good order and condition the Premises, including without limitation except as covered by 10B below (I) all interior portions of the Premises and all property therein, (2) the Building foundation, roof, exterior walls and structural parts of the Building, (3) any and all automobile parking areas, access roads, truck loading area, delivery areas, walkways, landscaped areas, driveways and sidewalks within the Premises, and (4) the utility and mechanical systems serving the Building. Tenant's obligations pursuant hereto shall include, without limitation, maintenance, repair and replacement of Premises service facilities such as the wiring, plumbing, heating and air conditioning systems, all glass, including plate glass, exterior doors and automatic door operators, interior of Premises ceiling and walls (including painting or decorating), floors and floor covering, sewers and utility services which now are or hereafter may be located on the Premises. Tenant shall deliver to Landlord copies of all service contracts with respect to Tenant's performance of its maintenance and repair obligations pursuant hereto. ;

          B. LANDLORD'S COMMON COSTS. Tenant shall pay, in accordance with Paragraph 4C above, any costs or assessments required under or pursuant to the Master Declaration, as defined in paragraph 14A hereof and listed on Exhibit C hereto. Tenant hereby acknowledges that it will be bound by said Master Declaration and any recorded amendments thereto. Tenant shall review and approve said agreement(s) prior to Landlord's acquisition of the Premises.

     11.  TENANT'S ASSIGNMENT OR SUBLETTING

          A. Provided that Tenant is not then in default under any material term of this Lease, Tenant shall have the right, with Landlord's prior written consent which consent shall not be unreasonably withheld, to assign, sublet or otherwise transfer any interest in this Lease (collectively, any "assignment") or to sublet any portion of the Premises to any third party; except that Tenant may, without Landlord's prior written consent (but upon at least thirty (30) days prior written notice to Landlord), assign or sublease to (i) another operating entity licensed to use the applicable service mark of Tenant or any of its subsidiaries or affiliates in the state where the Premises is located, or (ii) to any other person or entity providing the use of the Premises by the subtenant or assignee would not violate Section 14 hereof or require Landlord's consent, as set forth in Exhibit D hereto. In the event of any assignment or subletting, the assignor Tenant shall remain liable for all rent payments due and for all covenants and obligations of "Tenant" under this Lease.

          B. Should Tenant desire to enter into an assignment or sublease requiring Landlord's consent, Tenant shall request, in writing, Landlord's consent to the proposed assignment or subletting at least ten
(10) days before the intended effective date of the proposed assignment, which request shall include the following: (a) full particulars of the proposed assignment including its nature, effective date, terms and conditions; (b) a description of the identity , net worth and previous business experience of the proposed transferee; (c) a complete business plan prepared by the proposed transferee; and (d) any further information relevant to the proposed assignment which Landlord may reasonably request.

          C. Any assignment or subletting requiring the consent of Landlord pursuant to this Lease shall be evidenced by a written instrument, with Landlord's consent provisions in form and content reasonably satisfactory to Landlord and shall include an assumption of the obligations of Tenant by the assignee (or the obligations of Tenant allocable to the portion of the Premises to be subleased in the case of a subletting). Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees not to exceed Five Hundred Dollars ($500.00) per occurrence incurred in the processing of and documentation for, each such requested assignment or subletting, whether or not the assignment or subletting is consummated.

          D. The following terms and conditions shall apply to any ..subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (1) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent arid income and apply same toward Tenant's monetary obligations under this Lease; provided, however, that
until  a  material  breach  shall   occur in  the  performance  of  Tenant's
obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written affidavit from Landlord stating that a material breach exists in the performance of Tenant's monetary obligations under this Lease, to pay toLandlord the rents and other charges due and to become due under the sublease. The subtenant may rely upon any such affidavit and request from Landlord and may pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary Tenant shall have no right or claim against said
subtenant, or, until  the breach   has been cured, against Landlord, for any
such rents and other charges so paid by said subtenant to Landlord For purposes of this Paragraph D(I) any non-payment by Tenant of an amount equal to One Thousand Dollars ($1000.00) or more shall constitute a "material breach" of this Lease.

     (2) In the event of a material breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

     12. DAMAGE TO OR DESTRUCTION OF PREMISES If the Premises or an portions thereof are so damaged or destroyed by fire or other casualty so as to render the Premises in Tenant's reasonable determination unfit for occupancy, and the Premises cannot reasonably be repaired and restored within three hundred sixty five (365) calendar days from such damage, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within forty-five (45) days of such damage, in the event of which termination the proceeds of the "all risk" insurance policy with respect to the Premises and Building shall be paid to and be the sole property of Landlord, Notwithstanding the foregoing, if the Premises is materially damaged by casualty during the final twelve (12) months of the Term rendering the Premises untenantable, and the time required for the repair thereof is reasonably estimated to exceed ninety (90) days (or such shorter period as in then remaining in the Term), Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise option within forty-five(45) days after such casualty. In the event of any termination of this Lease pursuant to this Paragraph 12, Tenant shall be entitled to receive a prorated refund of any rent and other charges paid in advance. In the event this Lease is not terminated pursuant to the terms of this Paragraph 12 following any such casualty to the Premises, then Landlord shall repair and restore the Premises to the former condition just prior to the loss, and the insurance process shall be applied to such repairs and restoration. Landlord shall not be liable for the repair of any damage to Tenant's personal property or equipment, all of which shall be promptly repaired by tenant at Tenant' s sole cost following the substantial completion of repairs to the Premises by Landlord. From the date of such fire or casualty until the Premises are restored to tenantability in accordance with the provisions of this Paragraph 12 set forth above, Tenant's obligation for the payment of rent under this Lease shall be wholly or partially abated, based upon the portion of Premises rendered untenantable as a result of such casualty damage. Landlord and Tenant each waive the benefit of an Applicable Laws providing either party with any right to terminate this Lease in the event of casualty damage to the Premises, it being their agreement that the rights of termination set forth in this Lease as a result of casualty damage to the Premises shall be exclusive.

     Tenant shall advise Landlord within five (5) days of any such calamity of the nature of said damage or destruction and its request that Landlord make a claim to the insurance company carrying coverage for said damage or destruction, Tenant shall move forward as rapidly as possible for the purposes of repairing any such damage or destruction.

     13.  CONDEMNATION.

          A. COMPLETE TAKING. In the event that the whole of the Premises is taken for public or quasi-public purposes by the government of the United States, the State or City in which the Premises is located, or any government or power whatsoever, or by any corporation under the right of eminent domain, or should the whole of the Premises be condemned by any court, city , country, state or governmental authority or office, department or bureau of any city , country, state or of the United States (collectively, any "Taking"), then in any such event this Lease shall terminate as of the date title to the Premises vests in the condemning authority . For the purposes hereof, such date of vesting in the condemnor terminating this Lease shall operate as though it were the date originally intended by the parties for expiration of the tenancy created hereunder, and the rent reserved herein shall be adjusted in the light of the condemnation, so that Tenant shall pay rent to Landlord only up to the date of vesting in the condemnor. Any prepaid or advance rental or other amounts to be paid by Tenant under this Lease paid by Tenant to Landlord or third party for that part of the Term extending beyond the date on which the title vests in the condemnor shall be refunded within three (3) days after Landlord has received an award of just compensation from the condemning authority for the taking of the Premises, provided Tenant shall have duly performed all the covenants and conditions of this Lease by it to be performed.

          B. PARTIAL TAKING. In the event of any Taking which does not terminate this Lease as aforesaid: (i) Tenant's obligation for payment of Base Rent shall be reduced in the same proportion that the amount of floor area of the Premises taken bears to the floor area of the Premises immediately before such Taking, (ii) Landlord shall, to the extent of the condemnation award, at Landlord's own cost and expense, in the part of the Premises which is not taken, restore the Premises to as near its former condition as the circumstances will permit, and (iii) Tenant shall do likewise with respect to Tenant's personal property and equipment in the part of the Premises which is not taken.

          C. AWARD. Landlord and Tenant shall each have separate rights of damages against any public authority on account of any such Taking, whether for the whole or a part of the Premises, and it is expressly provided that neither party waives or forgoes any claim it inay have on behalf of the Taking of its property or leasehold value. Landlord and Tenant each waive the benefit of any Applicable Laws providing either party with any right to terminate this Lease in the event of condemnation or other Taking of the Premises, it being their agreement that the rights of termination set forth in this Lease as a result of condemnation or other Taking shall be exclusive. In the event that a separate award cannot be obtained then Tenant and Landlord will share proportionate to their loss said award.

     14.  PERMITTED USE.

          A. PERMITTED USE. Tenant shall use the Premises for any lawful purpose which does not violate the permitted uses defined in the Master Declaration of Easements and Restrictions dated June 11, 1997 and recorded in Oakland County, Michigan at Book 173401 Page 136 ("Master Declaration") and those restrictions on use described in Exhibit D (the restrictions contained in the Master Declaration and in Exhibit D being collectively referred to as the "Restriction on Use"). Tenant shall review and approve said Master Declaration prior to Landlord's purchasing the subject property.

          B. COMPLIANCE WITH LAWS. Subject to the terms and provisions of Section 14C below, Tenant shall at its sole cost comply with all Applicable Laws with respect to the Premises and Tenant's use and occupancy thereof, and Tenant shall, except as otherwise provided herein, at its sole cost, make any repairs, improvements or alterations to the Premises necessary throughout the Lease Term to cause the Premises to comply with all Applicable Laws. Tenant shall, at its expense, procure all governmental licenses and permits required for Tenant's use of Premises set forth herein and shall at all times comply with all requirements of each such license and permit.

          C. HAZARDOUS SUBSTANCES. Tenant covenants and agrees not to permit any "Hazardous Substances" to be placed, held, located (except in strict compliance with all applicable laws and regulations) or disposed of upon, or released upon, under or at the Premises, or any part thereof at any time during the term of this Lease. For purposes of this Lease, "Hazardous Substances" means and includes asbestos, petroleum products and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for proposes of, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.) and so called "Superfund" or "Superfund" law, or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order to decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     Tenant does and shall indemnify Landlord and hold Landlord harmless from all loss, costs, claims, damages and expenses, including but not limited to reasonable attorney's fees, incurred by Landlord as a result of the presence, disposal, discharge or release of any Hazardous Materials on the Premises during the term of this Lease which is caused by Tenant, or Tenant's officers, employees, agents, contractors or sublessees, and the indemnity of Tenant in favor of Landlord contained in this Paragraph 14C shall survive the expiration or termination of this Lease for a period of five (5) years.

     Landlord does and shall indemnify Tenant and hold Tenant harmless from all loss costs, claims, damages and expenses, including but not limited to reasonable attorney's fees, incurred by Tenant as a result of the presence, disposal, discharge, or release of any Hazardous Materials on the Premises prior to Tenant taking possession of the subject premises or from any other cause except as provided in the immediately preceding paragraph, and the indemnity of Landlord in favor of Tenant contained in this paragraph shall survive the expiration or termination of this Lease for a period of . five (5) years.

     15. COVENANT AGAINST MECHANIC'S LIEN. Tenant shall do all things reasonably necessary to prevent the filing of any mechanic's or other liens against the Premises, or the interest of any mortgages or holders of any deed of trust covering the Premises, by reason of any work, labor, services performed or any materials supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof or if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security by surety bond or otherwise as may be necessary or be prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security , or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph, including Landlord's cost and expenses and reasonable attorneys' fees incurred in connection therewith. However, nothing contained herein shall imply any consent or agreement on the part of the Landlord, Landlord's mortgagees or holders of deeds of trust of the Premises to subject their respective estates or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding the Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

     16. FIXTURES AND MACHINE. It is mutually agreed that all personal property on the Premises, including merchandise of every kind, nature and description, furnishings, equipment trade fixtures and including any exterior signage placed at Tenant's expense on the Premises or Building and all other personal property hereafter placed or kept on the Premises by Tenant together with all trade fixtures (including, without limitation, removable electrical and mechanical equipment and Tenant Improvements and alterations made to said Premises pursuant to the provisions of Section 6 hereinabove), are and shall continue to be the sole property of the Tenant. However, all non--removable Tenant Improvements which become an intrinsic part of the building shall be upon installation, and shall continue to be during the Term, the $ole property of the Landlord and shall be surrendered by Tenant with the Premises upon the expiration of the Term or earlier termination of this Lease. Tenant shall promptly repair any damage to the Building resulting from removal of any of the above items by Tenant.

     17 QUIET ENJOYMENT. Landlord covenants that, subject to satisfaction of the "Conditions Precedent" (as hereinafter defined), upon the Commencement Date, Landlord shall be the sole owner in fee simple of or has a leasehold interest in the Premises, shall have good and marketable title thereto, and shall have full right to lease the Premises for the Term, and that Tenant upon payment of rent and performing Tenant's obligations in this Lease may peaceably and quietly have, hold and enjoy the premises during the Term until the expiration thereof or earlier termination of this Lease, subject to the terms and conditions of this Lease.

     18. SUBORDINATION. It is understood and agreed that Landlord from time to time may either seek to assign its interest in this Lease by sale of the Premises and Tenant Improvements, or may seek to finance said Premises and Tenant Improvements. In order to accommodate Landlord's requirement hereunder, Tenant agrees that it s all provide financial information to prospective purchasers or lenders in order to assist said purchaser or lender in making a decision to acquire or loan money against the Premises. Said financial information shall be provided within twenty (20) day's of written request to do so. Landlord agrees not to make any such request more o en than once per year. Landlord may assign its rights under this Lease as security, to the holders of one or more mortgages, trust deed, ground lease or other encumbrance now or hereafter in force against all or any part of the land or improvements constituting the Building. Upon the request of Landlord and thirty (30) days prior written notice, Tenant shall execute a commercially reasonable subordination agreement causing this Lease to be prior in interest to the lien of one or more mortgages, trust deed, ground lease or other encumbrance now in force against all or any part of the land and improvements constituting the Premises, and to all advances made or hereafter to be made upon the security thereof. Upon the request of Landlord and thirty (30) days prior written notice, Tenant will subordinate its rights hereunder to the lien of one or more mortgages, trust deed, ground lease or other encumbrance now or hereinafter force against all or any part of the land and improvements constituting the Premises, and to all advances made or hereafter to be made upon the security thereof, provided, however, that any such mortgage, deed of trust, ground 1ease or other security document shall provide that the secured party , in the event of its acquiring title to the Building whether through foreclosure, or judicial process or otherwise, shall recognize the validity of this Lease and shall honor the rights of Tenant hereunder so long as Tenant (a) is not in default under this Lease at the time such secured party acquired title to the Building, and
(b) agrees to attorn to such mortgagee as if it were the original Landlord hereunder. Tenant agrees to enter into a subordination, non-disturbance and attornment agreement in commercially reasonable form with any such mortgagee, trust deed beneficiary , ground lessor or other lien holder upon Landlord's request, and so long as such agreement does not increase or expand the obligations and/or liabilities of Tenant as set forth in this Lease. Tenant agrees to execute any form of estoppel certificate or similar instrument in accordance with Section 23 below.

     19.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

          A.  TENANT'S  DEFAULT.      Tenant shall be in  default  under
     this Lease in the event of:

               (1) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other monetary payment required to be made by Tenant hereunder, whether to Landlord or to a third party , as and when due, where such failure continues for a period of ten (10) days following written notice thereof by or on behalf of Landlord to Tenant; provided that any such notice of default shall be in lieu of, and not in addition to, any notice of default required by Applicable Laws.

               (2) The failure by Tenant to perform any other obligation under this Lease (except as provided in clause (1) above), where such failure continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default hereunder if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; provided, further, that any such notice of default shall be in lieu of, and not in addition to, any notice of default required by Applicable Laws.

         (3)  The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit
of creditors; (ii)   Tenant's becoming a "debtor" as defined in 11 U.S.C.
101 or any successor statute thereto (unless, in the case of a petition filed against Tenant,the same is dismissed within sixty (60) days); (iii)
the  appointment  of  a  trustee  or   receiver  to  take  possession  of
substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial
seizure of substantially all of Tenant's assets located at the   Premises
or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days, provided, however, in the event that any provision of this subparagraph (3) is contrary to any Applicable Law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

     B.   LANDLORD'S REMEDIES.

               (1) LANDLORD'S RIGHT TO TERMINATE LEASE. In the event of any default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, including, without limitation, injunction, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect so to terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the fair market rental value of the Premises; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the fair market rental value of the Premises; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The amounts recoverable by Landlord in accordance with and pursuant to the preceding sentence shall be denied actual damages for the purposes of this Paragraph B(1). The term "rent" as used herein shall be deemed to include Base Rent, Additional Rent and any other sums required to be paid by Tenant pursuant to the terms of this Lease. Landlord shall reasonably compute all such sums, other than the Base Rent, on the basis of the operating history of the Premises and the amounts payable by Tenant prior to default. As used in clause (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in clause (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank having jurisdiction over the area of the Premises at the time of award plus two percent (2%). Amount owed by Tenant shall be limited to Landlord's actual damages.

               (2) LANDLORD'S RIGHT TO REENTER PREMISES. In the event of any default by Tenant, Landlord shall also have the right to reenter the Premises and remove all persons and property therefrom by summary
proceedings or otherwise; such   property may be removed  and stored in a
public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord.


               (3) RIGHT TO RECOVER RENTS OR RELET. In the event Landlord shall elect to reenter as provided in Paragraph 19B(2) above, or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law or hereunder, and if Landlord does not elect to terminate this Lease as provided by law, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. It is the intention of the parties that in addition to, and without limitation upon, all other rights and remedies set forth in this Lease, Landlord shall have the remedy of continuing the Lease in effect after Tenant's default and abandonment and recover rent and additional rent as it becomes due; provided, however, that notwithstanding the foregoing Landlord shall at all times have a duty to mitigate its damages.

          (4) APPLICATION FOR RENT. In the event that Landlord shall relet, then rentals received by Landlord from such reletting shall be applied first, to the payment of any amount due under this Lease, other than Base Rent due hereunder, owed by Tenant to Landlord; second to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder; Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting, including but not limited to reasonable brokerage commissions, or in making alterations and repairs not covered by the rentals received from such reletting.

          (5) NO TERMINATION. No reentry or taking possession of the Premises by Landlord pursuant to this Paragraph 19B shall be construed as an election to terminate this Lease unless a written notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord may at any time after such reletting elect to terminate this Lease for any such default by Tenant.

          (6) RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief which may be provided at law or in equity , whether or not stated in this Lease. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant's occupancy of the Premises.

          (7) LANDLORD'S RIGHT TO CURE DEFAULT AND SECURE COMPLIANCE. Landlord shall have the right, but shall not be so obligated, to elect to cure at any time, upon at least twenty (20) days prior written notice to Tenant (except in the event of a bona fide emergency, wherein reasonable telephonic notice shall be permitted), any default of Tenant under this Lease. Whenever Landlord so elects, Tenant shall immediately pay to Landlord upon demand, as Additional Rent, all costs and expenses thereby incurred by Landlord. In addition, Tenant shall pay to Landlord, as Additional Rent, all costs and attorneys' fees incurred by Landlord in enforcing against Tenant any covenant, condition or term of this Lease.

     20. LANDLORD DEFAULT AND TENANT'S REMEDIES. Landlord shall not be in default hereunder unless Landlord fails to perform any of the covenants, provisions or conditions contained in this Lease on its part to be performed, or fails to cure the breach of any warranty made by Landlord hereunder, within thirty (30) days after written notice of default (or more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure the default after written notice). Except as otherwise specifically provided in this Lease, Tenant shall have no right to terminate this Lease or withhold rent in the event of default by Landlord hereunder and Tenant's remedy shall be limited to an action for damages, injunction or specific performance of this Lease. Notwithstanding the foregoing, in the event that Tenant obtains a judgment against Landlord for a default by Landlord hereunder, Tenant shall have the right to offset the amount of such judgment against the rent next coming due under this Lease, together with interest thereon at the Interest Rate until the judgment has been satisfied in full. If any part of the Premises is at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to a mortgagee, trustee or beneficiary (called" Assignee" for purposes of this Article 20 only) and Tenant is given written notice of the assignment, including the post office address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

     21. SIGNS. Tenant shall have the right to construct and install the exterior building sign(s) in accordance with the Plans and Specifications approved by the city, county or municipality in which the Premises is located. Tenant shall also have the right to display window and door signs in accordance with the corporate identity signage approved by the city , county or municipality in which the Premises is located. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall, at Tenant's sole cost, remove all such signs from the Premises, and repair any damage to the Premises (including, without limitation, the Building facade) resulting from such removal. Tenant shall have the right to relocate the pole sign, at Tenant's sole cost, which currently exists on the Premises providing that such relocation complies with applicable law.

     22. WAIVER OF SUBROGATION. Notwithstanding any provision to the contrary , Landlord and Tenant do hereby waive any and all right of recovery , claim, action or cause of action against the other, their respective agents and employees, for any loss or damage that may occur to the Premises, or any contents therein, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard all risk insurance policy or policies, or for which Landlord or Tenant may be reimbursed as a result of insurance coverage effecting any loss suffered by either party hereto, regardless of the cause or origin, including the negligence of Landlord or Tenant, or their respective agents and employees. All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and other casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Premises resulting from the acts or omissions of the other party .Any cost of any waiver shall be paid for by the Tenant.

     23    ESTOPPEL CERTIFICATES. Tenant, from time to time upon  twenty
(20) days prior written notice from Landlord, agrees to execute, acknowledge and deliver to Landlord, in commercially reasonable form, a written statement certifying that Tenant has accepted the Premises, that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect as modified, setting forth the modifications, that Landlord is not in default hereunder , the date to which the rent and other amounts payable by Tenant have been paid in advance, if any. Tenant understands and agrees that any such statement delivered pursuant to this paragraph be relied upon by any prospective purchaser of the Building, any prospective mortgagee of the Building and their respective successors and assigns. Tenant's refusal to execute said document referenced above shall constitute a material default under this lease.

     24. SURRENDER OF PREMISES AT END OF TERM. Tenant agrees that upon the termination of this Lease it will surrender, yield up and deliver the Premises in good and clean condition, except the effects of reasonable wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant, and Tenant shall remove its inventory , equipment, fixtures, furniture and other personal property as and to the extent provided in Section 16 above, and repair any damage to the Premises resulting from such removal. Any such inventory , equipment, furniture and/or other personal property which Tenant fails to so remove within three
(3) days after expiration or termination of this Lease shall be presumed to be abandoned and shall thereupon be the property of Landlord and may be retained, stored or disposed of by Landlord at Tenant's cost. Nothing herein is to be construed to require or authorize Tenant to remove any property which has become a fixture of the Premises.

     25. Landlord Entry A. Landlord reserves the right at all reasonable times during Tenant's business hours and upon prior reasonable notice to tenant (except in the event of emergency, in which case such right is exercisable by Landlord at any time without prior notice) by itself or its duly authorized agents, to go upon the and inspect the Premises and every part thereof and, to make such repairs, alterations and additions as Landlord is obligated to make to the Premises, provided, however, that Landlord shall not go upon or inspect the Premises unless a manager or assistant manager of Tenant is present. In exercising the foregoing right, Landlord shall not unreasonably interrupt or disrupt access to the Premises by Tenant, Tenant's employees, agents, invitees and customers.

     26. PARAGRAPH TITLES. The titles of the various paragraphs of this Lease have been inserted as a matter of convenience and for reference only, and shall not be deemed in any manner to define, limit or describe the scope or intent of the particular paragraphs to which they refer or to affect the meaning or construction of the language contained in the body of such paragraphs.

     27 SEVERABILITY. If any provision of this Lease shall be declared legally invalid or unenforceable, then the remaining provisions of this Lease nevertheless shall continue in full force and effect and shall be enforceable to the fullest extent permitted by law.

     28. TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions of this Lease relating to the time of performance of any obligation under this lease shall be strictly construed.

     29    GOVERNING LAW. This Lease shall be governed by and  construed in accordance with the laws of the state in which the Premises is located.

     30. MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

     31. DEFINITIONS. References to this "Lease" shall include this instrument and any properly executed amendment thereof or supplement thereto.

     32. WAIVERS. One or more waivers by Landlord or Tenant of a breach of any covenant or condition by the other of them shall not be construed as a waiver of the subsequent breach of the same covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by either requiring the other's consent of approval shall not be deemed to waive or render unnecessary either party's consent to or approval of any subsequent similar act by the other party .

     33 BINDING AGREEMENT. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, personal representatives, successors and assigns of such parties. No rights, however, shall inure to the benefit of any assigns of Tenant unless
Landlord has approved the assignment thereof to such assignee in writing, if such approval is required by this Lease.

     34. RECORDING. Tenant shall not record this Lease. Tenant may request, or, upon the request of Landlord or Landlord's ground lessor(s), mortgagee(s) or beneficiary(ies) under deed(s) of trust, shall execute and acknowledge a short form or memorandum of this Lease for recording purposes. Upon the expiration or earlier termination of this Lease for any reason, Tenant, within three (3) days after request by Landlord, shall deliver to Landlord a quitclaim deed conveying to Landlord all interest Tenant may have had under this Lease, and such other instruments as Landlord may reasonably request to evidence the same.

     35. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto, or by any other party, to create the relationship of principal and agent, or of partnership or of joint venture, or of trustee and beneficiary , or of any other association between the parties hereto and neither the method of payment of any monies hereunder, nor any other provisions in this Lease, nor any acts of the parties hereto, shall be deemed to create any of the relationships set forth hereinabove. .

     36. NOTICES. Any notices, statements, acknowledgments and consents required to be given by or on behalf of either party to the other shall be in writing and shall given by mailing such Registered or Certified Mail, or by private overnight courier service requiring a signed acknowledgment of delivery (such as Federal Express) addressed as follows:

The Landlord at:    LMB Auburn Hills I, LLC
                    2631 Erie Avenue, Suite 21
                    Cincinnati, Ohio 45208

If to the Tenant at:Sterling Jewelers Inc
                    375 Ghent Road
                    Akron, Ohio 44333-4600
                    Fax Number: (330)668-5544
                    Attention: Richard W. Miller

or at such other address as may be specified by such a notice from time to time. Any notice sent by registered or certified mail or courier service shall be deemed to have been served as of the date it is mailed or transmitted in accordance with the foregoing provisions; however, the time period in which a response to any such notice must be given, or in which action must commence or be taken, shall commence to run from the date of receipt by the addressee thereof as shown on the return receipt or acknowledgment of delivery for such notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of such notice as of the date of such rejection, refusal or inability to deliver. Notwithstanding anything to the contrary herein, Tenant may give facsimile notice of the need of emergency repairs, followed promptly by certified mail notice.

     37 DELAYS IN PERFONNANCE. The performance by Landlord and Tenant of any of their respective obligations or undertakings provided for in this Lease, except the payment of rent or any other sums of money payable by either party under this Lease, shall be excused and no default shall be deemed to exist in the event and so long as the performance of any such obligation or undertaking is prevented, delayed, retarded or hindered by an act of God, fire, earthquake, flood, hurricane, explosion, action of the elements, war, riot, failure of transportation, strikes, lockouts, action of labor unions, condemnation, laws, orders of government or civil or military authorities, inability to procure labor, equipment, materials or supplies in the open market, or any other cause directly beyond the control of Landlord or Tenant, as the case may be, financial inability excepted (collectively, any "Force Majeure Event").

     38. INDEMNIFICATION. Landlord and Tenant agree to indemnify and defend each other against and to hold each other harmless from any and all claims or demands of any third party arising from or based upon any alleged act, omission or negligence of the indemnifying party or its contractors, concessionaires, licensees, agents, servants, invitees, employee~ or anyone else for whom the indemnifying party may be of alleged to be responsible, except to the extent that such matter is covered by insurance maintained by the party otherwise entitled to indemnification hereunder. In the event that either party shall without fault on its part be made a party to any litigation commenced by any third party against the other party, then such other party shall protect and hold the party harmless from and with respect to such litigation, and shall pay all costs, expenses and attorneys' fees incurred or paid by the party without fault in connection with such litigation, together with any judgments rendered against the party without fault.

     39. CUMULATIVE RIGHTS. The rights, options, elections and remedies of both parties contained in this Lease shall be cumulative and may be exercised on one or more occasions and none of them shall be construed as excluding any other or any additional, right, priority or remedy allowed or provided by law.


     40. HOLDOVER. In the event that Tenant remains in possession of the Premises after the termination of this Lease without the exercise of any option to extend the Term or wit1lout t1le execution of a new lease, then Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all of the conditions, provisions and obligations of this Lease but without the rights to extend the Term, except that the Base Rent for such holdover period shall be at one hundred and twenty-five percent (125%) of the Base Rent charged for the last year of the Term plus additional rent and all other amount$ owing pursuant to this Lease. Acceptance by Landlord of any Base Rent or Additional Rental after the expiration or earlier tem1ination of this Lease shall not constitute a consent to a hold over hereunder, constitute acceptance of Tenant as a tenant at sufferance or result in a renewal of this Lease.

     41. BROKERS. Other than Pacific Realty Partners (and t1leir agents and affiliates), Landlord and Tenant hereby represent and warrant that they have not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease (the "Brokers"). Each party shall indemnify, defend and hold harmless the other from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, Brokers or agents other than Brokers claiming by, through or on behalf of the indemnifying party with respect to this Lease and/or the negotiation hereof, except that Landlord shall have sole responsibility .for any commission or charges claimed by Pacific Realty Partners (and their agents and affiliates).

     42. TRANSFER OF LANDLORD'S INTEREST. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan) and the transferee assumes in writing Landlord's obligations under this Lease, then Landlord, as transferor, shall be relieved of, and such transferee shall be liable for, any and all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer .

     43. ATTORNEYS' FEES. In the event that at any time after the date hereof either Landlord or Tenant shall institute any action of proceeding against the other relating to the provisions of this Lease, or any default hereunder, the party not prevailing in the action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs or disbursements incurred therein by the prevailing party including, without limitation, any fees, costs or disbursements incurred on any appeal from the action or proceeding.

     44. CONDITIONS PRECEDENT. Notwithstanding anything to the contrary contained in this Lease, the performance by Landlord of its obligations under this Lease is contingent upon the following (collectively, the "Conditions Precedent") (a) Landlord's acquisition of the Premises on terms and conditions acceptable to Landlord in Landlord's sole discretion; and, (b) Landlord's obtaining of financing or other sources of capital in an amount adequate to pay the cost of acquisition of the Premises and Landlord's Contribution to the Tenant Improvements, upon such terms and conditions as are acceptable to Landlord in Landlord's sole discretion. If Landlord is unable to satisfy such Conditions Precedent by June 15, 1999, Landlord and Tenant shall each have the right to terminate this lease upon sixty (60) days' prior written notice to the other party , in which case this Lease shall terminate and neither party shall have any further or additional rights, remedies, claims or liability arising out of this lease or the termination of this lease; provided, however, that if Landlord is able to satisfy the unsatisfied Conditions Precedent within such sixty (60) day period following an election to terminate by Tenant pursuant hereto, such election to terminate shall be null and void and this lease shall continue in full force and effect.

     45. NO OPERATINNG COVENANT. Anything contained in this lease, expressly or impliedly, to the contrary notwithstanding, and notwithstanding the agreement herein contained for the payment by Tenant of Rent as hereinbefore provided, it is specifically and expressly understood and agreed that Tenant shall be under no duty or obligation, either express or implied, to open, or thereafter to continuously conduct, its business in the Premises at any time during the Term. Further, Tenant's failure to open for business in the Premises shall not in any way be deemed an event of default under this lease nor shall such a failure otherwise entitle Landlord to commence or to maintain any action, suit, or proceeding, whether in law or in equity , relating in any way to Tenant's failure to open or thereafter to continuously conduct its business in the Premises, except as may be required per the declaration of restrictive covenants.

     46. EXHIBITS AND SCHEDULES. The following exhibits and schedules are attached to this l..ease and incorporated herein by this reference.

               Exhibit A      Legal Description of Premises

               Exhibit B      Initial Budget Statement

               Exhibit C      Master Declaration

               Exhibit D      Restrictions on Use




     47.  The Recitals are incorporated herein by this reference.


IN WITNESS WHEREOF t the parties hereto have executed this Lease as of the date first written above.

TENANT:                                 LANDLORD:

Sterling  Jewelerst Inc.               LMB  Auburn Hills I, LLC
A Delaware Corporation


/s/ Richard W Miller                   By: /s/ Lloyd M Bernstein

      RICHARD W. MILLER                        Lloyd M Bernstein, Manager
Its: EXECUTIVE VICE PRESIOENT



By:  /s/ George S Frankovich
Its:  Secretary







                              EXHIBIT A
                           Legal Description


A PART OF THE NORTHWEST 1/4 OF SECTION 5, T-3-N., R-10-E., CITY OF AUBURN HILLS, OAKLAND COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS: COMMENCING AT THE WEST 114 CORNER OF SAID SECTION 5; THENCE N. 85 35' 59" E., 1317.14 FEET ALONG THE EAST-WEST 114 LINE OF
SECTION 5 TO THE NORTHWEST CORNER OF "LAKE ANGELUS SUBDIVISION", AS RECORDED IN LIBER 48, PAGE 10 OF PLATS, OAKLAND COUNTY RECORDS; THENCE
N. 85 40'31"E., 106.07 FEET ALONG THE NORTH LINE OF SAID "LAKE ANGELUS SUBDIVISION" AND FOLLOWING THE EAST-WEST 114 LINE TO A POINT ON THE EAST LINE OF BALDWIN ROAD AS WIDENED; THENCE N. 02 ,18'14"W., 145.35 FEET; THENCE N. 87 43'46"E., 227.50 FEET; THENCE S. O2 16'14"E., 151.95 FEET;
THENCE  S.  87 43'46"W., 205.50 FEET; THENCE ALONG A CURVE TO THE  RIGHT
23.29 FEET, SAID CURVE HAVING A RADIUS OF 40.00 FEET, CENTRAL ANGLE OF 33 22'01" AND A LONG CHORD BEARING OF N. 75 35'13"W., 22.97 FEET TO THE POINT OF BEGINNING AND CONTAINING 0.793 ACRES. g